                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2

                             U.S. HOME CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -----------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          -----------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                             U.S. HOME CORPORATION
                              1800 WEST LOOP SOUTH
                                 P. O. BOX 2863
                           HOUSTON, TEXAS 77252-2863

                          [U.S. HOME CORPORATION LOGO]

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                                                  March 16, 1998

Dear Stockholders:

     On behalf of the officers and directors of U.S. Home Corporation (the "Company"), you are cordially invited to attend the U.S. Home Corporation Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, April 22, 1998, at the Omni Hotel, Four Riverway, Houston, Texas.

     At the meeting, stockholders of the Company (the "Stockholders") will be asked to consider and act upon the election of directors and ratification of auditors. Stockholders are also being requested to consider and approve the Company's 1998 Non-Employee Directors' Stock Option Plan, the Company's Non-Employee Director Stock Plan and amendments to the Company's Amended and Restated Employee Stock Payment Plan. These matters are described in the formal Notice of Meeting and in the accompanying Proxy Statement.

     The Board of Directors of the Company unanimously recommends that all Stockholders vote in favor of each proposal. Your vote is important regardless of the number of shares you own. We strongly encourage all Stockholders to participate by voting their shares by proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed proxy as soon as possible. If you do attend the meeting, you may still vote in person.

                                            Sincerely,

                                            /s/ ROBERT J. STRUDLER
                                            ---------------------------
                                            Robert J. Strudler
                                            Chairman and Co-Chief
                                            Executive Officer

                                      LOGO
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 22, 1998
                             ---------------------

     The Annual Meeting of the Stockholders of U.S. Home Corporation (the "Company") will be held on Wednesday, April 22, 1998, at 10:00 a.m., local time, at the Omni Hotel, Four Riverway, Houston, Texas for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy
Statement:

     1. Election of directors.

     2. Approval of the Company's 1998 Non-Employee Directors' Stock Option
        Plan.

     3. Approval of the Company's Non-Employee Director Stock Plan.

     4. Approval of amendments to the Company's Amended and Restated Employee Stock Payment Plan.

     5. Ratification of the appointment of Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 1998.

     6. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only Stockholders of record at the close of business on March 2, 1998 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                            By Order of the Board of Directors

                                            /s/ RICHARD G. SLAUGHTER

                                            RICHARD G. SLAUGHTER
                                            Secretary

March 16, 1998

                             U.S. HOME CORPORATION
                              1800 WEST LOOP SOUTH
                                 P. O. BOX 2863
                           HOUSTON, TEXAS 77252-2863

                                PROXY STATEMENT

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders of U.S. Home Corporation (the "Company") and a form of Proxy (the "Proxy") for such meeting solicited by the Board of Directors of the Company (the "Board"). The Board has fixed the close of business on March 2, 1998 as the record date (the "Record Date") for the determination of stockholders of the Company (the "Stockholders") who are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof (the "Meeting"). The holders of a majority of the aggregate outstanding shares of common stock, $.01 par value per share, of the Company (the "Common Stock") present in person or represented by Proxy and entitled to vote shall constitute a quorum at the Meeting.

     As of the Record Date, there were outstanding 11,931,177 shares of Common Stock, the holders of which are entitled to one vote per share.

     A Proxy that is properly submitted to the Company may be revoked at any time before it is exercised by written notice to the Secretary of the Company. Any Stockholder attending the Meeting may vote in person and by doing so revokes any Proxy previously submitted by him or her. With respect to Proposal 1, unless authority to vote for all nominees for director or any individual nominee is withheld, all the shares of Stock represented by the Proxy will be voted for the election as director of the nominees set forth in this Proxy Statement. Where a Stockholder has specified a choice on his or her Proxy with respect to other proposals or matters, that direction will be followed. If no direction is given, all of the shares of Stock represented by the Proxy will be voted in favor of such proposal or matter. However, shares of Stock represented by Proxies marked as abstentions on any matter will not be voted on that matter, although they will be counted for quorum purposes; shares held by brokers in "street name" and not voted by them will not be counted in tabulating votes.

     The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to the beneficial owners of Common Stock. Officers and other employees of the Company may solicit Proxies personally and by telephone. In addition, the Company has retained D.F. King & Co., Inc., to aid in the solicitation of Proxies from brokers, nominees and institutional holders for a fee of $6,500, plus out-of-pocket expenses.

     The Annual Report of the Company for the year ended December 31, 1997, containing audited financial statements for such year, is enclosed with this Proxy Statement.

     This Proxy Statement and the enclosed Proxy are being sent to Stockholders on or about March 16, 1998.

     IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING, YOU ARE REQUESTED TO:

                 PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that all directors serve for one-year terms, and nominations for election of all directors are made by the affirmative vote of a majority of the entire Board. The Certificate of Incorporation also provides that the number of directors constituting the entire Board is determined by a resolution adopted by a majority of the entire Board, but such number will not be less than 7 nor more than 15. On February 11, 1998, the Board adopted a resolution setting the number of directors at 10.

     The Nominating and Conflict of Interest Committee (the "Nominating Committee") of the Board will consider candidates for director recommended by Stockholders, pursuant to the Company's Amended and Restated By-Laws (the "ByLaws"), (i) if such recommendations are submitted in writing to the Secretary of the Company not less than 90 days prior to the first anniversary of the preceding year's annual meeting, giving all information relating to such recommended candidates required to be disclosed in solicitation of proxies for election of directors, the background and qualifications of the candidates and certain information relating to the Stockholders making such recommendations specified in Sections 1.14 and 1.15 of the By-Laws and (ii) such Stockholders deliver, or otherwise cause to be delivered, to all Stockholders certain information relating to the recommended candidates specified in Sections 1.14 and 1.15 of the By-Laws not less than 30 days prior to the date of the annual meeting.

     The following persons, comprising all of the current directors (the "Directors"), have been nominated for reelection at the Meeting to serve until the annual meeting of Stockholders in 1999, and until their successors are elected and qualified:

                                  Glen Adams
                                  Steven L. Gerard
                                  Kenneth J. Hanau, Jr.
                                  Isaac Heimbinder
                                  Malcolm T. Hopkins
                                  Charles A. McKee
                                  George A. Poole, Jr.
                                  Herve Ripault
                                  James W. Sight
                                  Robert J. Strudler

     Unless authority to vote for the election of all nominees for Director or any individual nominee is specifically withheld by appropriate designation on the Proxy, it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election as Directors of the persons named above.

     All nominees have consented to serve, if so elected. The Company does not anticipate that any of the nominees for Director will be unable to serve, but if such a situation should arise, it is the intention of the persons named in the accompanying Proxy to vote for the election of such other person or persons as the remaining Directors may nominate.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE DIRECTOR NOMINEES NAMED HEREIN, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The election of Directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Meeting.

                             NOMINEES FOR DIRECTOR

                                          SERVED AS                     BOARD
    NAME, AGE, PRINCIPAL OCCUPATION,      DIRECTOR                    COMMITTEE
         OTHER DIRECTORSHIPS(1)             SINCE                     MEMBERSHIP
----------------------------------------  ---------    ----------------------------------------
Glen Adams (59 yrs.); Private investor
  and a director of several companies                  Finance; Nominating and Conflict of
  (2)...................................    1993       Interest
Steven L. Gerard (52 yrs.); Private
  investor and a director of several
  companies (3).........................    1993       Compensation and Stock Option; Finance
Kenneth J. Hanau, Jr. (71 yrs.);
  Chairman of K&H Corrugated Case                      Audit; Compensation and Stock Option;
  Corporation (4).......................    1976       Executive
Isaac Heimbinder (54 yrs.); President,
  Co-Chief Executive Officer and Chief
  Operating Officer of the Company
  (5)...................................    1984       Executive
Malcolm T. Hopkins (70 yrs.); Private
  investor and a director of several
  companies (6).........................    1993       Audit; Executive
Charles A. McKee (79 yrs.); Former
  Chairman and Chief Executive Officer
  of Electrolux Corporation (7).........    1978       Audit; Compensation and Stock Option
George A. Poole, Jr. (66 yrs.); Private
  investor and a director of several                   Audit; Nominating and Conflict of
  companies (8).........................    1993       Interest
Herve Ripault (57 yrs.); Associate of
  Optigestiom S.A., a French fund                      Finance; Nominating and Conflict of
  management company (9)................    1982       Interest
James W. Sight (42 yrs.); Private
  investor and a director of several                   Compensation and Stock Option; Finance;
  companies (10)........................    1993       Nominating and Conflict of Interest
Robert J. Strudler (55 yrs.); Chairman
  and Co-Chief Executive Officer of the
  Company(11)...........................    1984       Executive

---------------

 (1) Unless otherwise indicated, Directors have held the position with the Company or have been engaged in the principal occupation indicated for at least five years.

 (2) Mr. Adams has been a private investor and a director of several companies since August 15, 1996. Mr. Adams was previously Chairman, President and Chief Executive Officer of Southmark Corporation from August 1990 until August 15, 1996. Southmark Corporation, a real estate and financial services company, was engaged in the liquidation of its assets pursuant to a Chapter 11 plan of reorganization which became effective in August 1990. Prior to joining Southmark, Mr. Adams served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company, a sugar manufacturer, from 1986 to 1989 during its bankruptcy case. He previously served from 1983 to 1986 as Vice President and General Counsel of Hunt International Resources Corp., a holding company for Great Western and other entities. Mr. Adams serves as a director of Zale Corporation and Marvel Entertainment Group, Inc.

 (3) Mr. Gerard has been a private investor and director of several companies since July 31, 1997. Mr. Gerard was previously Chairman and Chief Executive Officer of Triangle Wire & Cable Inc., a major manufacturer of electrical wire and cable products, and its successor, Ocean View Capital, Inc., from September 1992 to July 31, 1997. Mr. Gerard was previously Chief Executive Officer and Director of Mountleigh Group, PLC, a London-based company engaged in property management and retailing, from April 1992 to July 1992. Mr. Gerard was hired in connection with the restructuring of Mountleigh. In connection with the restructuring, Mountleigh Group, PLC was placed in U.K. receivership on May 23, 1992. From July 1990 until April 1992, Mr. Gerard was a Senior Managing Director of Citibank, N.A. ("Citibank"), responsible for credit, portfolio and risk management for Citibank's corporate and investment banking activities in the United States, Japan, Europe and Australia; from

     August 1987 to July 1990, he was Division Executive for the National Corporate Finance Division of Citibank and prior thereto, he was the Senior Corporate Workout Officer of the Institutional Recovery Management Division of Citibank. Mr. Gerard is also a director of Banner Aerospace, Inc. and DeepTech International, Inc.

 (4) Mr. Hanau is Chairman of K&H Corrugated Case Corporation, a manufacturer of corrugated packaging materials, located in Walden, New York, and has been associated with that company for more than five years. Mr. Hanau is also a director of Cosco Industries and Tinque, Brown, Inc.

 (5) Mr. Heimbinder has served as President, Co-Chief Executive Officer and Chief Operating Officer of the Company since April 26, 1995; prior thereto he had been President and Chief Operating Officer of the Company since May 12, 1986.

 (6) Mr. Hopkins has been a private investor and a director of several companies for more than the past five years. He served as Vice Chairman and Chief Financial Officer of the former St. Regis Corporation, a paper and forest products company with interests in oil and gas and insurance, from 1980 to 1984. Mr. Hopkins is a director of Columbia Energy Group, MAPCO, Inc., The Metropolitan Series Fund, Inc., State Street Research & Management Company and EMCOR Group, Inc.

 (7) Mr. McKee retired as Chairman and Chief Executive Officer of Electrolux Corporation, a manufacturer of vacuum cleaners and floor care products, located in Stamford, Connecticut, on June 30, 1983 and as Executive Vice President and Director of Sara Lee Corporation (formerly Consolidated Foods Corporation) on October 31, 1983 after having served in such capacities for more than five years. Mr. McKee is a director of Magnetic Analysis Corp.

 (8) Mr. Poole has been a private investor for more than the past five years. Mr. Poole serves as a director of Anacomp, Inc. and The Bibb Company.

 (9) Mr. Ripault has been an Associate of Optigestiom S.A., a French fund management company, since November 1991. Mr. Ripault retired in October 1991 as Chairman of the Board of Delahaye - Ripault, S.A., Agent de Change, a member of the Paris Stock Exchange, Paris, France. Mr. Ripault had been associated with such firm from June 1985 until his retirement. Mr. Ripault was associated with Societe des Maisons Phenix, a homebuilding company in France, from 1979 to 1985, during which time he was Executive Vice President -- Finance.

(10) Mr. Sight has been a private investor for more than the past five years. He has also served as Vice President and a director of Sight Leasing Co. Inc., a car leasing company, from 1978 until its dissolution in December 1992. Mr. Sight served as Co-Chairman and a director of Metro Airlines, Inc., a former regional feeder airline from December 1992 until its liquidation in 1995. Mr. Sight is also a director of United Recycling Industries and Westmoreland Coal Co.

(11) Mr. Strudler has served as Chairman and Co-Chief Executive Officer of the Company since April 26, 1995; and prior thereto he had been Chairman and Chief Executive Officer of the Company since May 12, 1986. Mr. Strudler also served as a director of the Company from January 27, 1983 until March 22, 1984.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The committees of the Board include the following:

     The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent public accountants and meets with them on a regular basis to review the progress and results of their work as well as any recommendations they may make. The Audit Committee also reviews the fees of the independent public accountants, and reviews and approves the annual financial statements of the Company prior to issuance of such statements. In addition, the Audit Committee reviews and approves any significant non-audit services undertaken by the Company's independent public accountants. In connection with the internal accounting controls of the Company, the Audit Committee reviews internal audit procedures and reporting systems, as well as reports of the Audit Department of the Company and the management action taken in response to such reports.

     The Compensation and Stock Option Committee (the "Compensation Committee") reviews the salaries and all compensation plans for corporate officers, presidents of operations and division chairmen and presidents, and makes specific recommendations to the Board for such salaries and plans. The Compensation Committee also has the authority to administer the Company's Amended and Restated 1993 Employees' Stock Option Plan (the "1993 Employees' Stock Option Plan"), Amended and Restated 1996 Employees' Stock Option Plan (the "1996 Employees' Stock Option Plan") and 1997 Employees' Stock Option Plan (the "1997 Employees' Stock Option Plan"), including the grant of options and approval of loans to finance the purchase of shares, the Amended and Restated Employee Stock Payment Plan (the "Employee Stock Plan"), including the determination of the amount, allocation and vesting of shares, and the Amended and Restated Corporate Officers and Presidents of Operations Restricted Stock Plan (the "Restricted Stock Plan").

     The Executive Committee is empowered to exercise all powers of the full Board in the management of the business and affairs of the Company during the intervals between regular and special meetings of the Board to the extent permitted by, and subject to the limitations imposed by, the Delaware General Corporation Law, the Certificate of Incorporation and the By-Laws.

     The Finance Committee reviews and approves capital funding (debt or equity) plans for the Company and major land policies in coordination with established corporate strategic objectives, and reviews and recommends corporate strategic objectives for the Company.

     The Nominating and Conflict of Interest Committee advises on compensation of directors and makes recommendations to the Board for the election of directors, the succession in the office of chief executive officer, the election of corporate officers and makes determinations concerning potential conflicts of interest involving the Company and its subsidiaries and any directors, corporate officers and beneficial owners of more than 10% of the Company's outstanding shares of Common Stock. The Nominating Committee also administers the Amended and Restated Non-Employee Directors' Stock Option Plan and the Amended and Restated Retirement Plan for Non-Employee Directors. See "Director Compensation." The Nominating Committee will consider candidates for director recommended by Stockholders, pursuant to the By-Laws, (i) if such recommendations are submitted in writing to the Secretary of the Company not less than 90 days prior to the first anniversary of the preceding year's annual meeting, giving all information relating to such recommended candidates required to be disclosed in solicitations of proxies for election of directors, the background and qualifications of the candidates and certain information relating to the Stockholders making such recommendations specified in Sections 1.14 and
1.15 of the By-Laws and (ii) such Stockholders deliver, or otherwise cause to be delivered, to all Stockholders certain information relating to the recommended candidates specified in Sections 1.14 and 1.15 of the By-Laws not less than 30 days prior to the date of the annual meeting.

     Members of the committees of the Board are as follows: Audit
Committee -- Messrs. Hanau, Hopkins (Chair), McKee and Poole; Compensation and Stock Option Committee -- Messrs. Gerard, Hanau, McKee (Chair) and Sight; Executive Committee -- Messrs. Hanau (Chair), Heimbinder, Hopkins and Strudler; Finance Committee -- Messrs. Adams, Gerard (Chair), Ripault and Sight; Nominating and Conflict of Interest Committee -- Messrs. Adams (Chair), Poole, Ripault and Sight.

     During 1997, there were a total of 6 meetings of the Board, 2 meetings of the Audit Committee, 3 meetings of the Compensation Committee, 5 meetings of the Finance Committee and 4 meetings of the Nominating and Conflict of Interest Committee. No meetings of the Executive Committee were held during 1997. The Company's normal practice is that committee meetings are held the day preceding the regular meetings of the Board. All of the directors attended at least 75 percent of the aggregate of the Board meetings and meetings of committees of which they were members that were held during 1997.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during the year ended December 31, 1997 were Messrs. Gerard, Hanau, McKee and Sight. No such person was an officer or employee of the Company during the year ended December 31, 1997 or was formerly an officer of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of annual and long-term compensation (for 1997, 1996 and 1995) awarded to, earned by, or paid to the Chairman and Co-Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (other than the Chairman and Co-Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1997, was in excess of $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                             -------------------------------------
                                               ANNUAL COMPENSATION                     AWARDS              PAYOUTS
                                        ----------------------------------   ---------------------------   -------
              (A)                (B)      (C)        (D)                         (F)            (G)
                                                                  (E)         RESTRICTED     SECURITIES      (H)         (I)
                                                              OTHER ANNUAL      STOCK        UNDERLYING     LTIP      ALL OTHER
           NAME AND                      SALARY     BONUS     COMPENSATION      AWARDS      OPTIONS/SARS   PAYOUTS   COMPENSATION
      PRINCIPAL POSITION         YEAR    ($)(1)     ($)(2)        ($)        ($)(3)(4)(5)      (#)(6)        ($)      ($)(7)(8)
      ------------------         ----    ------     ------    ------------   ------------   ------------   -------   ------------
Robert J. Strudler;              1997   $475,000   $688,000       $--          $     --       225,000        $--       $20,890
  Chairman and Co-Chief          1996    440,000    628,161        --                --        30,000         --         5,010
  Executive Officer              1995    425,000    526,223        --           200,000        50,000         --         5,010
Isaac Heimbinder;                1997   $465,000   $688,000       $--          $     --       225,000        $--       $21,261
  President, Co-Chief            1996    430,000    628,161        --                --        30,000         --         5,010
  Executive Officer and          1995    415,000    526,223        --           200,000        50,000         --         5,010
  Chief Operating Officer
Craig M. Johnson;                1997   $210,000   $210,000       $--          $     --         5,000        $--       $ 4,725
  Senior Vice President --       1996    182,500    157,500        --            22,500         5,000         --         4,525
  Community Development          1995    161,500    106,750        --           215,250         2,000         --         4,525
Chester P. Sadowski;             1997   $170,000   $125,000       $--          $     --         3,000        $--       $ 4,928
  Vice President --              1996    164,000    107,625        --            15,375         3,000         --         4,728
  Controller and Chief           1995    159,000    101,500        --           214,500         2,000         --         4,728
  Accounting Officer
Richard G. Slaughter;            1997   $167,000   $118,000       $--          $     --         3,000        $--       $ 5,056
  Vice President --              1996    164,000     91,875        --            13,125         3,000         --         4,856
  Planning and Secretary         1995    159,000    101,500        --           214,500         2,000         --         4,856

---------------

(1) Amounts shown include the dollar value of base salary (cash and non-cash) earned by the executive officers named above.

(2) Amounts shown include the dollar value of bonuses (cash and non-cash) earned by the executive officers named above, but excludes the dollar value of unvested stock awarded as described below. Pursuant to the 1997 Corporate Officers' Incentive Compensation Program (the "1997 Program"), the 1996 Corporate Officers' Incentive Compensation Program (the "1996 Program") and the 1995 Corporate Officers' Incentive Compensation Program (the "1995 Program," and together with the 1997 Program and the 1996 Program, the "Incentive Programs"), the Board, on the recommendation of the Compensation Committee, approved payment of incentive compensation to Messrs. Johnson, Sadowski and Slaughter for services rendered in 1997, 1996 and 1995. Pursuant to the 1996 and 1995 Programs and the Employee Stock Plan (see footnote (3) to the table for a description), 25% of such incentive compensation was paid in Common Stock, one-half of which vested immediately and the remainder (reflected in column (f) above) of which vests two years after the end of the incentive compensation year. The payments under the 1996 and 1995 Programs consisted of the following:

                                                     VALUE OF       VALUE OF     # OF SHARES        AVERAGE
                                          CASH        VESTED        UNVESTED     OF UNVESTED    CLOSING PRICE OF
     YEAR            OFFICER             BONUS     COMMON STOCK   COMMON STOCK   COMMON STOCK     COMMON STOCK
     ----            -------             -----     ------------   ------------   ------------   ----------------
     1996   Mr. Johnson...............  $135,000     $22,500        $22,500          797            $28.225
            Mr. Sadowski..............  $ 92,250     $15,375        $15,375          545            $28.225
            Mr. Slaughter.............  $ 78,750     $13,125        $13,125          465            $28.225
     1995   Mr. Johnson...............  $ 91,500     $15,250        $15,250          546            $27.925
            Messrs. Sadowski and
            Slaughter.................  $ 87,000     $14,500        $14,500          519            $27.925

     Pursuant to the Employee Stock Plan, the number of shares of Common Stock issued to each of the executives listed in the table was calculated by dividing (x) the portion of their incentive compensation payable in Common Stock by (y) the greater of (i) the average of the closing prices of the Common Stock on the New York Stock Exchange ("NYSE") for the 10 trading days immediately following release by the Company of its financial results for the applicable fiscal year, and (ii) 95% of the average of the daily last sale price of the Common Stock on the NYSE for the 20 consecutive trading days immediately prior to the date such shares are issued. Payment of contractual incentive compensation to Messrs. Strudler and Heimbinder was made pursuant to the terms and conditions of their respective Employment and Consulting Agreements (described below). See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(3) Amounts shown for 1996 for Messrs. Johnson, Sadowski and Slaughter reflect the dollar value of Common Stock not yet vested under the 1996 Program and the Employee Stock Plan. Pursuant to the Employee Stock Plan, up to 25% of the annual incentive compensation payable to each employee of the Company pursuant to the Company's incentive compensation programs may be payable in Common Stock, up to 50% of which may vest not later than two years from the end of the applicable incentive compensation year. No dividends on the shares of Common Stock subject to vesting will be paid prior to vesting. The number of shares of Common Stock to be issued was determined pursuant to the calculations described in footnote (2) to the table.

(4) Amounts shown for 1995 include the dollar value of Common Stock issued to the executive officers named above on April 27, 1995 pursuant to the Restricted Stock Plan. Subject to forfeiture and accelerated vesting provisions, 20% of the shares of Common Stock awarded to each employee will vest with each employee each year commencing in 2000. The 11,119 shares of Common Stock awarded to each participant was determined by dividing $200,000 by $17.988, the average of the closing prices of the Common Stock on the NYSE for the 10 trading days immediately following release by the Company on February 8, 1995 of its financial results for the fiscal year ended December 31, 1994. With respect to shares of Common Stock issued pursuant to the Restricted Stock Plan but unvested, the participants shall have the right to vote such shares and to receive any cash dividends. The amounts shown for 1995 for Messrs. Johnson, Sadowski and Slaughter also include the dollar value of Common Stock that was awarded under the 1995 Program and vested on December 31, 1997.

(5) The number and value of the aggregate restricted stock holdings at the end of the last completed fiscal year for the executive officers named above are: each of Messrs. Strudler and Heimbinder -- 11,119 shares with a value of $436,421; Mr. Johnson -- 11,916 shares with a value of $467,703; Mr. Sadowski -- 11,664 shares with a value of $457,812 and Mr.
    Slaughter -- 11,584 shares with a value of $454,672.

(6) Pursuant to the 1993 Employees' Stock Option Plan, the 1996 Employees' Stock Option Plan and the 1997 Employees' Stock Option Plan, options were granted to acquire shares of Common Stock to certain officers and other employees of the Company. See "Stock Options."

(7) The Company has a qualified profit sharing plan for the benefit of its employees. The amounts shown for 1996 and 1995 are comprised of the following: (i) contributions to the Company's profit sharing plan; (ii) 401(k) contributions by the Company; and (iii) premium for a universal life insurance policy with a cash surrender value. In addition to certain other benefits for Messrs. Strudler ($15,680) and Heimbinder ($16,051), the amounts shown for 1997 are comprised of the following:

                                                                                               LIFE INSURANCE
                               OFFICER                             PROFIT SHARING    401(K)       PREMIUM
                               -------                             --------------    ------    --------------
     Robert J. Strudler..........................................      $3,200         $500         $1,510
     Isaac Heimbinder............................................      $3,200         $500         $1,510
     Craig M. Johnson............................................      $3,200         $500         $1,025
     Chester P. Sadowski.........................................      $3,200         $500         $1,228
     Richard G. Slaughter........................................      $3,200         $500         $1,356

(8) Mr. Strudler and Mr. Heimbinder are also entitled to retirement benefits under their respective Employment and Consulting Agreements on the terms and conditions specified therein. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

                                 STOCK OPTIONS

     The following table contains information concerning grants of options to acquire shares of Common Stock made during the year ended December 31, 1997 to the Chairman and Co-Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (other than the Chairman and Co-Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1997, was in excess of $100,000:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES
                                                                                     OF STOCK PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                         FOR OPTION TERM
                                 -------------------------------------------------   ---------------------------
              (A)                    (B)           (C)         (D)         (E)           (F)            (G)
              ---                ------------   ----------   --------   ----------   ------------   ------------
                                                % OF TOTAL
                                  NUMBER OF      OPTIONS/
                                  SECURITIES       SARS
                                  UNDERLYING    GRANTED TO   EXERCISE
                                   OPTIONS/     EMPLOYEES    OR BASE
                                 SARS GRANTED   IN FISCAL     PRICE     EXPIRATION
             NAME                 (# SH)(1)        YEAR       ($/SH)       DATE         5%($)          10%($)
             ----                ------------   ----------   --------   ----------   ------------   ------------
Robert J. Strudler.............    200,000(2)      40.2%      $26.38      2/11/07     $3,317,419     $8,406,991
                                    25,000(3)       5.0%      $36.25     12/18/07     $  569,935     $1,444,329
Isaac Heimbinder...............    200,000(2)      40.2%      $26.38      2/11/07     $3,317,419     $8,406,991
                                    25,000(3)       5.0%      $36.25     12/18/07     $  569,935     $1,444,329
Craig M. Johnson...............      5,000(3)       1.0%      $36.25     12/18/07     $  113,987     $  288,865
Chester P. Sadowski............      3,000(3)       0.6%      $36.25     12/18/07     $   68,392     $  173,319
Richard G. Slaughter...........      3,000(3)       0.6%      $36.25     12/18/07     $   68,392     $  173,319

---------------

(1) The purpose of each of the 1993 Employees' Stock Option Plan, the 1996 Employees' Stock Option Plan and the 1997 Employees' Stock Option Plan (the "Employees' Stock Option Plans") is to provide an incentive to key employees, including officers and managerial or supervisory employees who are salaried employees of the Company, to remain in the employ of the Company and to have a proprietary interest in the Company. 500,000 shares of Common Stock have been reserved for issuance in accordance with the provisions of each of the Employees' Stock Option Plans.

    Options granted under the Employees' Stock Option Plans are intended to be designated as (i) "Incentive Stock Options" as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), (ii) nonqualified stock options or (iii) any combination of Incentive Stock Options and nonqualified stock options. In the event that a portion of an option cannot be exercised as an Incentive Stock Option by reason of the limitations contained in Section 422 of the Tax Code, such portion will be treated as a nonqualified stock option.

    Pursuant to each of the Employees' Stock Option Plans, the exercise price for any Incentive Stock Option and/or a nonqualified stock option will be the greater of (i) the closing price of the Common Stock on the NYSE on the date that such option is granted and (ii) other than the 1993 Employees' Stock Option Plan, 95% of the average of the daily last sale price of the Common Stock on the NYSE for the 20 consecutive trading days immediately prior to the date such option is granted. No option granted under either of the Employees' Stock Option Plans may be exercised more than 10 years from the date such option is granted.

(2) In connection with the amendment and restatement of their Employment and Consulting Agreements, on February 11, 1997, Messrs. Strudler and Heimbinder were each granted options to purchase shares of

    Common Stock. Fifty percent of the options become exercisable on June 21, 2000 and the remaining options become exercisable on June 21, 2001.

(3) As of December 18, 1997, pursuant to the Employees' Stock Option Plans, options to acquire an aggregate of 97,000 shares of Common Stock were granted to certain employees of the Company, including Messrs. Strudler, Heimbinder, Johnson, Sadowski and Slaughter and other officers. Messrs. Strudler and Heimbinder were granted options that were immediately exercisable. The options granted to Messrs. Johnson, Sadowski and Slaughter become exercisable for 1/3rd of the shares purchasable thereunder on December 18, 1998, 2/3rds of the shares purchasable thereunder on December 18, 1999 and all of the shares purchasable thereunder on December 18, 2000.

     The following table contains information concerning the exercise of stock options during the fiscal year ended December 31, 1997, and the fiscal year-end value of unexercised options by the Chairman and Co-Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (other than the Chairman and Co-Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1997, was in excess of $100,000:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                     AND FISCAL YEAR-END OPTION/SAR VALUES

              (A)                    (B)         (C)                 (D)                         (E)
              ---                -----------   --------   -------------------------   -------------------------
                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED           IN-THE-MONEY
                                   SHARES       VALUE          OPTIONS/SARS AT             OPTIONS/SARS AT
                                 ACQUIRED ON   REALIZED           FY-END(#)                   FY-END($)
             NAME                EXERCISE(#)     ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----                -----------   --------   -------------------------   -------------------------
Robert J. Strudler.............        --            --        170,000/200,000          $2,397,350/$2,575,000
Isaac Heimbinder...............        --            --        170,000/200,000          $2,397,350/$2,575,000
Craig M. Johnson...............        --            --           18,001/8,999          $     314,359/$73,071
Chester P. Sadowski............        --            --           17,334/5,666          $     304,271/$46,909
Richard G. Slaughter...........     5,000      $120,625           12,001/4,999          $     178,609/$36,821

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

AMENDED AND RESTATED EMPLOYMENT AND CONSULTING AGREEMENTS

     Mr. Strudler entered into an Employment and Consulting Agreement with the Company on May 12, 1986, which was amended and restated on October 17, 1995 and further amended on February 11, 1997, and Mr. Heimbinder entered into a similar Employment and Consulting Agreement with the Company on May 12, 1986, which was amended and restated on October 17, 1995 and further amended on February 11, 1997 (collectively, the "Employment Agreements"). The Employment Agreements provide for Messrs. Strudler's and Heimbinder's continued employment with the Company as Chairman and Co-Chief Executive Officer and President, Co-Chief Executive Officer and Chief Operating Officer, respectively, until June 20, 2000; provided, however, that, unless either the Company or Messrs. Strudler or Heimbinder, as the case may be, otherwise elects by notice in writing delivered to the other at least 90 days prior to June 20, 1998, or any subsequent anniversary thereof, such term shall be automatically extended for one additional year on June 20, 1998 (e.g., to June 20, 2001) and each subsequent anniversary thereof, unless sooner terminated by Messrs. Strudler's or Heimbinder's voluntary resignation or otherwise terminated pursuant to the terms of the applicable Employment Agreement (the "Employment Term"). Under the Employment Agreements, during 1997, Messrs. Strudler and Heimbinder were paid annual base salaries of $475,000 and $465,000, respectively, and will be paid salaries thereafter which are subject to minimum increases equal to any increase in the cost of living in the preceding year, as measured by the Consumer Price Index -- U.S. City Averages, as published by the Bureau of Labor Statistics of the United States Department of Labor and which are subject to annual review by the Board. Messrs. Strudler and Heimbinder are also to be paid incentive compensation for each fiscal year that the Company is profitable based upon a formula set forth in the Employment Agreements.

Pursuant to the Employment Agreements, Messrs. Strudler and Heimbinder are entitled to receive incentive compensation equal to the sum of the following:
(i) one-half (1/2) of one percent (1%) of the first $10,000,000 of the Company's pre-tax income for such year, plus (ii) three-fourths (3/4) of one percent (1%) of the next $10,000,000 of the Company's pre-tax income for such year, plus (iii) one percent (1%) of the Company's pre-tax income for such year in excess of $20,000,000. Pursuant to the Employment Agreements, a portion of any compensation otherwise payable will be deferred if it would otherwise not be deductible by the Company because of the limitations set forth in Section 162(m) of the Tax Code. See "Report of Compensation and Stock Option Committee on Executive Compensation -- Chairman and President Compensation." In addition, Messrs. Strudler and Heimbinder agreed to serve as consultants to the Company for a period of five years after the Employment Term ceases, with consulting fees payable at 1997 rates of $146,925 and $141,048 per year, respectively, subject to cost of living adjustments, and, in the case of Mr. Strudler, will receive reimbursement of expenses for maintenance of an office and secretarial assistance in an amount not to exceed $50,000 per year. They will also be entitled to retirement benefits upon the later of attainment of age 58 or the end of the Employment Term equal to fifty percent (50%) of their highest monthly base salaries during the Employment Term. They may also elect an early retirement benefit in a reduced amount. The Company's obligation to pay these retirement benefits has been substantially provided for by annuities owned by a trust established by the Company for that purpose.

     Messrs. Strudler and Heimbinder may be terminated for cause, as defined in the Employment Agreements. If either Mr. Strudler or Mr. Heimbinder is terminated without cause during the Employment Term, he will be entitled to receive (i) the balance of the base salary which would have been paid during the remainder of the Employment Term (but not less than three years), (ii) an amount equal to bonuses earned, including any amounts deferred, in respect of the most recently completed three calendar years, (iii) the actuarial present value of retirement benefits payable under the Employment Agreement and (iv) an amount equal to any consulting fee payable under the Employment Agreement.

     If a "Control Change" (as defined below) is followed within two years by a "Material Change" (as defined below), each of Mr. Strudler and Mr. Heimbinder may terminate his employment and receive the payments referred to in clauses
(i), (ii) and (iv) of the preceding paragraph. A "Material Change" occurs if (w) Mr. Strudler's or Mr. Heimbinder's employment is terminated without cause, (x) Mr. Strudler's or Mr. Heimbinder's functions, duties or responsibilities are adversely changed, (y) Mr. Strudler's or Mr. Heimbinder's base salary is reduced or (z) Mr. Strudler or Mr. Heimbinder is assigned to a place of employment which is more than 10 miles from his present place of employment and which is not the corporate headquarters of the Company. In addition, if a Control Change occurs, each of Mr. Strudler and Mr. Heimbinder may terminate his employment even if a Material Change has not occurred, but will not be entitled to receive the payments referred to in clause (i), (ii), (iii) or (iv) of the preceding paragraph. However, in such event, each will serve as a consultant to the Company and be compensated at the 1997 rate of $146,925 (for Mr. Strudler) or $141,048 (for Mr. Heimbinder) per annum (subject to cost of living increases) for five years thereafter, and will be entitled to payment of retirement benefits and certain other benefits under the Employment Agreements.

     A Control Change occurs under the following circumstances: (i) a report on
Schedule 13D is filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating that any person has become a beneficial owner, directly or indirectly, of 15% or more of the combined voting power of the then-outstanding securities of the Company, (ii) the purchase by any person of securities pursuant to a tender offer or exchange offer to acquire any Common Stock (or securities convertible into such Common Stock), if after the consummation of the offer, such person would be the beneficial owner, directly or indirectly, of 15% or more of the combined voting power of the then-outstanding securities of the Company, (iii) a consolidation or merger of the Company, approved by the Stockholders, in which the Company is not the surviving corporation, pursuant to which shares of Common Stock would be converted into cash, securities or other property (other than a merger of the Company in which holders of Common Stock prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before or with a corporation which prior to such consolidation or merger owned 15% or more of the cumulative voting power of the then-outstanding securities of the Company),

(iv) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, approved by the Stockholders, or (v) a change of a majority of the members of the Board within a 12-month period, unless the election or nomination for election by the Stockholders of each new director during such 12-month period was approved by a vote of two-thirds of the directors then still in office who were on the Board at the beginning of such 12-month period.

CERTAIN OTHER CHANGE IN CONTROL ARRANGEMENTS

     On February 11, 1997, the Compensation Committee awarded options to purchase 200,000 shares of Common Stock to each of Messrs. Strudler and Heimbinder. Fifty percent of the options become exercisable on June 21, 2000 and the remaining options become exercisable on June 21, 2001. If (i) the Company elects not to extend the Employment Term (as defined above) for Messrs. Strudler or Heimbinder to June 20, 2002, (ii) Messrs. Strudler or Heimbinder's employment with the Company is terminated by the Company for any reason other than (A) for cause (as defined in the Employment Agreements) or (B) death or disability,
(iii) there has been a Material Change (as defined above) or (iv) a Control Change (as defined above) occurs, then, among other things, (1) the options and any other options already held by Messrs. Strudler or Heimbinder vest and become immediately exercisable, whether or not previously vested and exercisable and
(2) any Common Stock subject to restrictions already owned by Messrs. Strudler and Heimbinder will immediately vest and the restrictions will be of no further force.

KEY EMPLOYEES' SEVERANCE PAY PLAN

     The Board adopted the Company's Key Employees' Severance Pay Plan (the "Severance Plan") on December 6, 1996. The purpose of the Severance Plan is to encourage continuity of employment by key employees by providing them with an incentive to remain in the employ of the Company despite the potential for a change of control of the Company. The executive officers of the Company (other than Messrs. Strudler and Heimbinder) and the presidents of operations of the Company are participants in the Severance Plan. Under the terms of the Severance Plan, a participant whose employment with the Company is terminated, other than for Cause (as defined below), or whose employment is Constructively Terminated (as defined below) within two years following a Change of Control (as defined below) will be entitled to (i) receive an amount equal to the greater of (a) 12 months of such participant's base salary or (b) one month of such participant's base salary for each full year during which such participant was employed by the Company or its subsidiaries and (ii) continue to participate in each of the Company's employee benefit plans, policies or arrangements which provide insurance and medical benefits, on the same basis as the Company's other executive officers, for one year after the date of termination of employment. The benefits under the Severance Plan described in clause (i) in the preceding sentence are to be paid to a participant in a single lump sum in cash as soon as practicable (but in no event later than 30 days) after the participant's termination of employment.

     Under the Severance Plan, "Constructively Terminated" means a (i) reduction in an amount equal to or greater than 15% of a participant's base salary, (ii) material reduction in a participant's job function, duties or responsibilities or (iii) required relocation of a participant of more than 50 miles from such participant's current job location; provided, however, that the employment with the Company or its subsidiaries of a president of operations who is a participant will not be deemed to be Constructively Terminated in the event he or she is required to be a division chairman or division president with the Company or its subsidiaries and has job functions, duties or responsibilities of a division chairman or division president and/or is required to relocate in connection with such change in position; provided further, that the employment of a participant will not be deemed Constructively Terminated unless such participant actually terminates his or her employment with the Company within 60 days after the occurrence of an event specified in clauses (i), (ii) or (iii) above.

     Under the Severance Plan, "Cause" means (i) a participant's continuing willful failure to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness), (ii) gross negligence or malfeasance by a participant in the performance of his or her duties, (iii) an act or acts on the part of a participant constituting a felony under the laws of the United States, or any state thereof, which results or was intended to result directly or indirectly in gain or personal enrichment by such participant at the expense of the Company or its subsidiaries or (iv) breach of any of the provisions of the Severance Plan pertaining to confidentiality and competitive activities.

     Under the Severance Plan, "Change of Control" means any of the following:
(i) a report on Schedule 13D is filed pursuant to Section 13(d) of the Exchange Act, disclosing that any person, other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding equity of the Company;
(ii) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise whether or not the Company is the continuing or surviving entity) that results in, or is in connection with, any person, other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), acquiring beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding equity of the Company or of any person that possesses beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding equity of the Company; (iii) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person in one transaction or a series of related transactions; provided, that a transaction where the holders of all classes of the then-outstanding equity of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of equity of such person immediately after such transaction will not be a Change of Control under this clause (iii); (iv) the liquidation or dissolution of the Company; provided, that a liquidation or dissolution of the Company which is part of a transaction or series of transactions that does not constitute a Change of Control under the "provided" clause of clause (iii) above will not constitute a Change of Control under this clause (iv); or (v) a change of a majority of the members of the Board within a 12-month period, unless the election or nomination for election by the Stockholders of each new director during such 12-month period was approved by a vote of two-thirds of the directors then still in office who were on the Board at the beginning of such 12-month period.

                             DIRECTOR COMPENSATION

     Directors, other than those who are officers of the Company, receive the following compensation: membership on the Board -- $26,000 per annum; each committee membership -- $1,600 per annum; each committee chairmanship -- $1,600 per annum; attendance at each Board and committee meeting -- a per diem fee of $1,000. Directors who are officers of the Company receive no compensation for their services as directors.

AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     Under the Amended and Restated Non-Employee Directors' Stock Option Plan (the "Directors' Option Plan"), nondiscretionary grants of options are made to non-employee members of the Board. Each person who becomes a non-employee director of the Company is granted an option to acquire 5,000 shares of Common Stock at the time such person first becomes a non-employee director of the Company. On the date of each annual meeting or special meeting in lieu of annual meeting of the Stockholders, each person who continues to serve as a non-employee director of the Company immediately after such meeting shall be granted options to acquire 1,000 shares of Common Stock; provided, that he or she has served as a non-employee director for at least six months prior to such meeting.

     Under the Directors' Option Plan, the non-employee directors of the Company were each granted an option to acquire 1,000 shares of Common Stock immediately following the 1997 Annual Meeting of Stockholders at an exercise price of $24.35 per share. Of the 100,000 shares of Common Stock reserved for issuance in accordance with the Directors' Option Plan, there remain, as of the Record Date, 11,500 shares that have not been set aside for issuance of outstanding options. On February 11, 1998, the Board adopted, subject to approval by the Stockholders at the Meeting, the 1998 Non-Employee Directors' Stock Option Plan to supplement and permit continuity of the Directors' Option Plan. See Proposal 2 -- "1998 Non-Employee Directors' Stock Option Plan."

AMENDED AND RESTATED RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

     Prior to April 23, 1997, non-employee directors were entitled to participate in the Company's Retirement Plan for Non-Employee Directors under which a non-employee director would receive a retirement benefit for the number of full months of service as a director from January 1, 1985 to the month prior to retirement. The retirement benefit is an amount equal to the annual cash retainer payable to non-employee directors at the time of such directors' retirement, payable in equal monthly installments.

     On April 23, 1997, the Board approved the Amended and Restated Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan"), which ceased further accruals under the Directors' Retirement Plan and gave such directors who were then participating in the Directors' Retirement Plan the right to (i) terminate participation in and surrender any and all rights to benefits under the Directors' Retirement Plan in exchange for the issuance on January 2, 1998 of a number of shares of Common Stock determined by dividing the affected participants' accrued retirement benefits under the Directors' Retirement Plan as of April 23, 1997 by $24.625 (the closing price of the Common Stock on April 23, 1997), or (ii) continue participation in the Directors' Retirement Plan with accrued retirement benefits through April 23, 1997, but without any further accruals thereafter.

     All of the non-employee directors elected to terminate participation in the Directors' Retirement Plan except for Mr. Hopkins. Mr. Hopkins will continue to participate in the Directors' Retirement Plan and shall retain his retirement benefits accrued through April 23, 1997 but will not be entitled to any further accruals. On January 2, 1998, in accordance with such election, shares of Common Stock were issued as follows: Messrs. Adams, Gerard, McDonald, Poole and
Sight -- 3,717; Mr. Hanau -- 1,118; Mr. McKee -- 2,499; and Mr.
Ripault -- 5,910.

     On April 23, 1997, the Board adopted, subject to approval by the Stockholders at the Meeting, the Non-Employee Director Stock Plan. See Proposal 3 -- "Non-Employee Director Stock Plan."

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee administers the Company's executive compensation program and makes specific recommendations to the Board for salaries, incentive bonuses and stock option plans. The Compensation Committee is composed of four independent, non-employee directors. See "Committees of the Board of Directors."

     The Company's executive compensation program (which excludes the Chairman and President of the Company, whose respective Employment Agreements provide for the terms of their base and incentive compensation) is intended to attract, retain and motivate highly qualified executives for the Company and to create an incentive to increase Stockholder value. This objective is implemented through payment of salaries and bonuses, the granting of stock options and the payment of universal life insurance premiums, as well as medical benefits, 401(k) contributions and profit sharing plan contributions which are available to employees of the Company.

     Salaries. The Compensation Committee is responsible for recommending for each fiscal year the base salary levels for the executive officers of the Company. In developing salary recommendations for the year ended December 31, 1997, the Compensation Committee reviewed the salaries paid for similar positions in similarly-sized companies which are in the same industry as the Company. The Compensation Committee confirmed that the base salaries for the executive officers were consistent with its objective of setting base salaries within reasonable ranges for similar positions in comparatively-sized companies by reviewing a composite compensation survey for residential builders, as well as public filings of various residential builders. Such survey and filings included various companies which were in the Company's peer group. See "Stock Performance Graph." In recommending base salary levels, the Compensation Committee also considers each executive officer's experience level, level of responsibility and potential for significant contributions to the Company's profitability and the Company's goal of retaining and motivating highly qualified executive officers in a highly competitive and mobile industry.

     Bonuses. An annual incentive bonus plan for the executive officers (other than Messrs. Strudler and Heimbinder) has been structured to provide financial incentives which are related to the Company's profitability and other goals and are utilized to recognize the executive's individual contributions to the Company. The annual bonus plan is also intended to reward executive officers for exceptional performance. Under the 1997 Program, an incentive compensation pool in an amount equal to the lesser of $800,000 or 2% of the Company's pre-tax income for the fiscal year ended December 31, 1997 has been established to be distributed to the executive officers based upon evaluation of the following factors:

     1) A review of the profit and loss of the Company as compared to the projected profit and loss for the fiscal year as set forth in the Company's business plan.

     2) A review of the cash flow of the Company as compared to the projected cash flow for the fiscal year as set forth in the Company's business plan.

     3) The overall performance of the Company in comparison to competitive industry performance, taking into consideration an analysis of rates of growth, return on equity and return on sales.

     4) The incentive bonus payments by competitors in relation to the proposed bonus payments to the Company's executive officers.

     5) All other actions and activities by the executive officers in the fulfillment of their tasks as an officer to maximize Stockholder value.

The amount of the payments allocated to each executive officer from the incentive pool is determined by the Board (upon the recommendation of the Compensation Committee) in its sole discretion; provided that the maximum incentive compensation payable from the incentive pool to any officer for fiscal year 1997 will not exceed 75% of the base salary of such officer, except for Mr. Johnson whose maximum incentive compensation will not exceed 100% of his base salary. An executive officer will only be entitled to receive incentive compensation from the incentive pool if the officer is employed by the Company during the entire fiscal year. See footnotes 2 and 3 to "Executive
Compensation -- Summary Compensation."

     Stock Options. Long-term incentives to remain in the employ of the Company are provided through grants of stock options to key employees, including officers and managerial or supervisory employees who are salaried employees of the Company and its subsidiaries. The amount of the awards reflect the officer's position and ability to influence the Company's overall performance. Options are intended to provide officers with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of officers with the interests of Stockholders and to attract and retain qualified employees.

     Restricted Stock Plan. In 1995, long-term incentives through grants of restricted stock were provided to key employees, including officers and presidents of operations. These restricted stock grants vest over time, including on an accelerated schedule if the Company's financial performance achieves certain specified targets. See footnote 4 to "Executive Compensation -- Summary Compensation Table."

     Compliance with Internal Revenue Code Section 162(m). It is the policy of the Compensation Committee to structure compensation to minimize the amount that could be subject to the $1,000,000 limitation on corporate tax deductions under
Section 162(m) of the Tax Code, while maintaining flexibility to take actions which it deems to be in the best interest of the Company and its Stockholders but which may result in the payment of certain amounts that are not deductible. For the year ended December 31, 1997, Messrs. Strudler's and Heimbinder's "applicable employee remuneration" (as such term is defined in the Tax Code) each exceeded $1,000,000. Pursuant to the Employment Agreements, a portion of any compensation otherwise payable may be deferred in certain circumstances if it would otherwise not be deductible by the Company because of the limitations set forth in Section 162(m) of the Tax Code. Accordingly, payment of $184,548 and $173,677 of Mr. Strudler's and Mr. Heimbinder's compensation, respectively, was deferred.

     Chairman and President Compensation. The compensation for Mr. Strudler, the Chairman and Co-Chief Executive Officer of the Company, and Mr. Heimbinder, the President, Co-Chief Executive Officer and Chief Operating Officer of the Company, is based on their respective Employment Agreements, which were amended and restated as of October 17, 1995 and further amended on February 11, 1997, upon approval by the Board (based on a recommendation of the Compensation Committee), and have been in effect since 1986, as amended from time to time. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Mr. Strudler's base salary for 1997 was $475,000 and Mr. Heimbinder's base salary for 1997 was $465,000. Such base salaries were determined by the Board (based on a recommendation of the Compensation Committee), after reviewing the base salary increases for Messrs. Strudler and Heimbinder over the past several years, the comparable salaries of chief executive officers and chief operating officers of other homebuilding companies as set forth in the composite compensation survey for residential builders employed by the Compensation Committee in determining the other executive officer compensation and public filings of various residential builders (some of which were included in the Company's peer group (see "Stock Performance Graph"), and the Company's performance during 1996. In 1997, the incentive bonus paid to Mr. Strudler was $503,452, and the incentive bonus paid to Mr. Heimbinder was $514,323, based upon a formula set forth in the Employment Agreements. Such bonuses paid exclude amounts deferred as described in the preceding paragraph. The compensation framework of the Employment Agreements is consistent with the Compensation Committee's policy to provide incentives to executive officers with rewards related to the Company's profitability and to recognize executive officer's individual contributions to the Company.

                                            COMPENSATION AND STOCK OPTION
                                            COMMITTEE

                                            Charles A. McKee, Chairman
                                            Steven L. Gerard
                                            Kenneth J. Hanau, Jr.
                                            James W. Sight

                            STOCK PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change during the five years ended December 31, 1997 in (i) the total Stockholder return on the Common Stock with (ii) the total return on the Standard & Poor's 500 Stock Index and (iii) the total stockholder return on the common stock of a peer group consisting of 10 companies engaged in homebuilding activities. Such yearly percentage change has been measured by dividing (i) the sum of (a) the amount of dividends for the measurement periods, assuming dividend reinvestment, and (b) the price per share at the end of the measurement period less the price per share at the beginning of the measurement period, by
(ii) the price per share at the beginning of the measurement period. The price of each unit has been set at $100 on December 31, 1992 for preparation of the graph.

               Measurement Period                    U.S. Home
             (Fiscal Year Covered)                  Corporation        S & P 500         Peer Group
1992                                                           100               100               100
1993                                                        273.08            110.08            128.10
1994                                                        165.38            111.54             79.53
1995                                                        298.72            153.45            107.77
1996                                                        266.67            188.69            105.98
1997                                                        402.56            251.64            178.90

     On June 21, 1993, the Company's shares of outstanding common stock were cancelled and .077480 shares of Common Stock and Class B Warrants to purchase
 .042036 shares of Common Stock were issued for each old share of common stock pursuant to the provisions of the Company's Chapter 11 plan of reorganization. The periods shown on the graph prior to June 22, 1993 reflect a restatement of the value of the old common stock to reflect the exchange of the shares of old common stock for the shares of Common Stock.

     The peer group index is composed of the following homebuilding companies:
Centex Corporation, Continental Homes Holding Corp., Del Webb Corp., Hovnanian Enterprises, Inc., Kaufman & Broad Home Corporation, Lennar Corporation, MDC Holdings, Inc., Pulte Corporation, The Ryland Group, Inc. and Standard Pacific Corp.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the Company's outstanding shares of Common Stock beneficially owned as of March 2, 1998, by
(i) each director of the Company, (ii) the Chairman and Co-Chief Executive Officer and each of the four most highly compensated executive officers of the Company (other than the Chairman and Co-Chief Executive Officer), (iii) all directors and executive officers of the Company as a group and (iv) each person who owns more than five percent of the Common Stock. All information with respect to beneficial ownership has been furnished to the Company by the parties below.

                                                                     COMMON STOCK
                                                             ----------------------------
                                                             NUMBER OF SHARES    PERCENT
                     BENEFICIAL OWNERS                       (1)(2)(3)(4)(5)     OF CLASS
                     -----------------                       ----------------    --------
Glen Adams.................................................        12,717             *
Steven L. Gerard...........................................        12,717             *
Kenneth J. Hanau, Jr.......................................        12,908             *
Isaac Heimbinder...........................................       217,273(6)(7)    1.82%
Malcolm T. Hopkins.........................................        11,000             *
Charles A. McKee...........................................        13,535(8)          *
George A. Poole, Jr........................................        14,717             *
Herve Ripault..............................................        18,275             *
James W. Sight.............................................        12,717             *
Robert J. Strudler.........................................       211,983(6)(9)    1.78%
Craig M. Johnson...........................................        42,568             *
Chester P. Sadowski........................................        34,238             *
Richard G. Slaughter.......................................        29,882(6)          *
All directors and executive officers of the Company as a
  group (17 persons).......................................       739,632          6.20%
FMR Corp.
  82 Devonshire Street
  Boston, MA 02109(10).....................................     1,520,845         12.75%
Franklin Resources, Inc.
  777 Mariners Island Blvd.
  San Mateo, CA 94404(11)..................................       917,560          7.69%
Wellington Management Company, LLP
  75 State Street
  Boston, MA 02109(12).....................................     1,149,595          9.64%

---------------

  *  Less than 1%.

 (1) Includes options which are fully exercisable pursuant to the Company's Employees' Stock Option Plans for the following number of shares of Common
     Stock: Mr. Heimbinder -- 170,000; Mr. Strudler -- 170,000; Mr.
     Johnson -- 18,001; Mr. Sadowski -- 17,334; Mr. Slaughter -- 12,001; and all executive officers of the Company as a group -- 510,297.

 (2) Includes shares of Common Stock issued in connection with the Employee Stock Plan. See "Executive Compensation -- Summary Compensation Table." The number of shares of Common Stock issued pursuant to the Employee Stock Plan for 1995 incentive compensation are as follows: Mr. Johnson -- 1,092; Mr. Sadowski -- 1,038; Mr. Slaughter -- 1,038 and all executive officers of the Company as a group -- 5,777. The number of shares of Common Stock issued pursuant to the Employee Stock Plan for 1996 incentive compensation are Mr. Johnson -- 797; Mr. Sadowski -- 545; Mr. Slaughter -- 465;

     and all executive officers of the Company as a group -- 2,998. The table does not include an approximately equal number of shares of Common Stock credited to Messrs. Johnson, Sadowski and Slaughter, and all executive officers of the Company as a group, for 1996 that have not yet vested under the Employee Stock Plan.

 (3) Includes shares of Common Stock issued in connection with the Restricted Stock Plan. See "Executive Compensation -- Summary Compensation Table." The number of shares of Common Stock issued pursuant to the Restricted Stock Plan are as follows: Messrs. Heimbinder, Strudler, Johnson, Sadowski and Slaughter each received 11,119 shares; and all executive officers of the Company as a group received 90,413 shares.

 (4) Includes fully exercisable options granted pursuant to the Directors' Plan to acquire the following number of shares of Common Stock: Mr.
     Adams -- 9,000; Mr. Gerard -- 9,000; Mr. Hanau -- 11,500; Mr.
     Hopkins -- 9,000; Mr. McKee -- 11,500; Mr. Poole -- 9,000; Mr.
     Ripault -- 11,500; and Mr. Sight -- 9,000.

 (5) Includes Class B Warrants, exercisable at $20 per share, to acquire the following number of shares of Common Stock: Mr. Hanau -- 102; Mr.
     McKee -- 710; Mr. Ripault -- 21; and all directors and executive officers of the Company as a group -- 2,186.

 (6) Excludes 35,000 shares of Common Stock held in the Company's Profit Sharing Plan, of which Messrs. Strudler, Heimbinder and Slaughter are each a trustee and in which Mr. Heimbinder may be deemed to have an unallocated pecuniary interest to the extent of 122 shares; Mr. Slaughter may be deemed to have an unallocated pecuniary interest to the extent of 122 shares; and Mr. Strudler may be deemed to have an unallocated pecuniary interest to the extent of 129 shares, including 7 shares in which his son, an employee of the Company, may be deemed to have an unallocated pecuniary interest; each of Messrs. Strudler, Heimbinder and Slaughter disclaim beneficial ownership of all such shares held by the Profit Sharing Plan except those in which each has a pecuniary interest. Each of Messrs. Strudler, Heimbinder and Slaughter has shared voting and dispositive power over the 35,000 shares of Common Stock.

 (7) Excludes 8,196 shares of Common Stock held in trust for Mr. Heimbinder's children and 2,500 shares of Common Stock held in a family foundation. Mr. Heimbinder disclaims beneficial ownership of such shares.

 (8) Excludes 775 shares of Common Stock and Class B Warrants, exercisable at $20 per share, to purchase 420 shares of Common Stock owned by Mr. McKee's wife. Mr. McKee disclaims beneficial ownership of such shares and Warrants.

 (9) Excludes 100 shares of Common Stock held in trust for Mr. Strudler's son. Mr. Strudler disclaims beneficial ownership of such shares.

(10) FMR Corp. beneficially owns, through its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), as an investment advisor to certain funds ("Fidelity Funds"), 1,396,945 shares of Common Stock, which amount includes through its wholly-owned subsidiary, Fidelity Management Trust Company ("FMTC"), as trustee or managing agent to certain accounts ("Accounts"), 113,900 shares of Common Stock. Of the amounts held by FMR Corp., 600,645 shares of Common Stock (5.04% of the total outstanding amount of the Common Stock) are also beneficially owned by Fidelity Low Priced Stock Fund, a fund for which Fidelity serves as investment advisor. Fidelity International Limited, and various foreign-based subsidiaries, provide investment advisory and management services to a number of non-U.S. investment companies. Fidelity International Limited is the beneficial owner of 10,000 shares of Common Stock. Each of FMR Corp., through its control of Fidelity, and the Fidelity Funds has sole dispositive power over 1,396,945 shares of Common Stock. Neither FMR Corp. nor Edward C. Johnson 3d, as chairman and holder of 12.0% of voting common stock of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power rests with the boards of trustees of the Fidelity Funds. Each of FMR Corp., through its control of FMTC, and the Accounts has sole dispositive power over 113,900 shares of Common Stock and power to vote or to direct the voting of 104,100 of such shares, and no power to vote or to direct the voting of 9,800 shares of Common Stock owned by the Accounts.

(11) Franklin Resources, Inc. beneficially owns shares through one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Advisor Subsidiaries"). Included in the number of such shares are 707,800 shares of Common Stock (5.94% of the total outstanding amount of the Common Stock) beneficially owned by Franklin Advisory Services, Inc. as an investment advisor. The Advisor Subsidiaries have sole voting power and sole dispositive power over such shares.

(12) Wellington Management Company, LLP beneficially owns, in its capacity as an investment advisor, shares which are owned of record by third parties. Included in the number of such shares are 1,149,295 shares of Common Stock (9.64% of the total outstanding amount of the Common Stock) beneficially owned by Vanguard/Windsor Fund, Inc. Vanguard/Windsor Fund, Inc. has sole voting power and shared dispositive power over such shares. Wellington Management Company, LLP has shared dispositive power over such shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is not aware of any reporting person, as defined in Item 405 of Regulation S-K, that failed to file on a timely basis, reports required by
Section 16(a) of the Exchange Act.

                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                  (PROPOSAL 2)

     On February 11, 1998, the Board adopted the Company's 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Option Plan") for the purpose of attracting and retaining qualified persons for service as members of the Board. There are 100,000 shares of Common Stock reserved for issuance under the 1998 Directors' Option Plan, which is intended to supplement and permit continuity of the Directors' Option Plan, under which only 11,500 shares remain available for grant. The 1998 Directors' Option Plan is administered by the Nominating Committee.

     The full text of the 1998 Directors' Option Plan is set forth as Exhibit A to this Proxy Statement. The principal features of the 1998 Directors' Option Plan are summarized below.

     Under the 1998 Directors' Option Plan, options are granted only to non-employee members of the Board. No individual who is, at the time of grant, an employee of the Company will be eligible to receive options. Options granted under the 1998 Directors' Option Plan are nonqualified stock options and are not entitled to special income tax treatment under the Tax Code.

     No option may be granted more than 10 years after the adoption of the 1998 Directors' Option Plan by the Board, nor exercised more than 10 years after the date such option is granted. Furthermore, in the event of the resignation or removal of an optionee as a director of the Company, the optionee shall have the right, not later than the earlier of (i) three months after such resignation or removal or (ii) the termination date of the option, to exercise the option. If an optionee shall retire because of age, die or become disabled while a director of the Company, the personal representative of the optionee or the person to whom such options have been transferred by will or by laws of descent and distribution, or the retiree or disabled optionee, shall have the right, not later than the earlier of (i) three years after such optionee's retirement, death or disability, or the number of months such director has served as a non-employee director, whichever is less, or (ii) the termination date of the option, to exercise such option.

     The grant of options to non-employee directors is nondiscretionary under the 1998 Directors' Option Plan. Each person who becomes a non-employee director of the Company shall be granted options to acquire 5,000 shares of Common Stock at the time such person first becomes a non-employee director of the Company (a "New Director Stock Option Grant"). On the date of each annual meeting or special meeting in lieu of annual meeting of the Stockholders, each person who continues to serve as a non-employee director of the Company immediately after such meeting shall be granted options to acquire 1,000 shares of Common

Stock (an "Annual Stock Option Grant"); provided, that he or she has served as a non-employee director for at least six months prior to such meeting.

     The exercise price of any New Director Stock Option Grant and the Annual Stock Option Grant shall be the average closing price of the Common Stock on the NYSE for the 10 consecutive trading days immediately prior to the date of any such stock option grant. Notwithstanding the foregoing, so long as the Company's Class B Warrants are outstanding, the exercise price of any such option will in no event be less than 95% of the average closing price of the Common Stock on the NYSE for the 20 consecutive trading days immediately prior to the date of any such stock option grant.

  Tax Considerations

     A director who receives an option grant under the 1998 Directors' Option Plan will not recognize any income at the time the option is granted. At the time the option is exercised, the director will recognize taxable income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company will be entitled to a deduction at the time and in the same amount as the director recognizes income.

     The following table sets forth the benefits and amounts to be received or allocated to all non-employee directors as a group under the 1998 Directors' Option Plan if such plan had been in effect for the year ended December 31, 1997.

                               NEW PLAN BENEFITS

                                                              DIRECTOR STOCK PLAN
                                                              -------------------
                                                                           NUMBER
                                                               DOLLAR        OF
                                                              VALUE(1)     UNITS
                                                              ---------    ------
Robert J. Strudler
  Chairman and Co-Chief Executive Officer...................     (2)        (2)
Isaac Heimbinder
  President, Co-Chief Executive Officer and Chief Operating
     Officer................................................     (2)        (2)
Chester P. Sadowski
  Vice President -- Controller and Chief Accounting
     Officer................................................     (2)        (2)
Richard G. Slaughter
  Vice President -- Planning and Secretary..................     (2)        (2)
Craig M. Johnson
  Senior Vice President -- Community Development............     (2)        (2)
All Executive Officers as a Group...........................     (2)        (2)
Non-Employee Directors......................................  $119,200     8,000
Non-Executive Employees.....................................     (2)        (2)

---------------

(1) Dollar values for options set forth above are based upon the difference between the closing price of the Common Stock on the NYSE on the last day of trading in 1997 ($39.25 per share of Common Stock) and the exercise price ($24.35 per share of Common Stock) of the shares purchasable under the options granted on April 23, 1997.

(2) Executive officers and other employees do not participate in the 1998 Directors' Option Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy and entitled to vote at the Meeting is required for approval of Proposal 2.

                        NON-EMPLOYEE DIRECTOR STOCK PLAN
                                  (PROPOSAL 3)

     On April 23, 1997, the Board adopted the Company's Non-Employee Director Stock Plan (the "Director Stock Plan") for the purpose of attracting and retaining qualified persons for service as a member of the Board and to provide compensation to directors in shares of the Company's Common Stock, thereby aligning their interests more closely with those of the Stockholders. The Director Stock Plan was adopted by the Board in connection with its termination of further accruals under the Directors' Retirement Plan on April 23, 1997. See "Director Compensation -- Amended and Restated Non-Employee Directors' Retirement Plan." There are 100,000 shares of Common Stock reserved for issuance under the Director Stock Plan.

     The full text of the Director Stock Plan is set forth as Exhibit B to this Proxy Statement. The principal features of the Director Stock Plan are summarized below.

     The Director Stock Plan is effective as of April 23, 1997 and shall remain in effect until the earlier of (i) termination by action of the Board, or (ii) issuance of all shares of Common Stock available under the Director Stock Plan.

     Under the Director Stock Plan, participants (i) who were elected as Directors at the 1997 Annual Meeting will be issued a number of shares of Common Stock equal to $26,000, divided by the closing price of the Common Stock on the NYSE on the date of the 1997 Annual Meeting, and (ii) who are elected as Directors at the 1998 Annual Meeting will be issued a number of shares of Common Stock equal to $26,000, divided by the closing price of the Common Stock on the NYSE on the date of the Meeting. Thereafter, on the date of election as a director at each subsequent annual meeting, each participant shall receive as compensation for service as a director for the succeeding year the number of shares of Common Stock equal to the annual cash retainer payable to each director for such year, divided by the closing price of the Common Stock on the NYSE on the date of such election.

     Participants elected or appointed other than at an Annual Meeting will be issued a pro rata number of shares of Common Stock based upon the number of months to be served in the year between Annual Meetings. After approval of the Plan by the Stockholders, participants who voluntarily resign or become employed by the Company prior to the April 15th which immediately follows the issuance of such shares will forfeit all such shares of Stock. Participants who otherwise cease to be Directors, including the death or disability of such participants, will forfeit a pro rata number of shares of Common Stock based upon the number of months served in the year between Annual Meetings. Other than shares issued pursuant to clause (i) of the preceding paragraph, participants may not transfer, sell, pledge, assign, encumber or otherwise dispose of shares pursuant to the Director Stock Plan until the April 15th which immediately follows the issuance of such shares, or the date on which participants cease to be directors.

     Common Stock issuable under the Director Stock Plan will be registered pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended. The Common Stock will be issued in the name of the participant and the participant will be entitled to all rights of a Stockholder, including the right to vote the shares and to receive any declared dividends subject to the transfer and forfeiture provisions described in the preceding paragraph.

  Tax Considerations

     There should be no Federal tax liability to a participant until the forfeiture restrictions lapse. Upon the lapse of restrictions, the then current market value of such shares is taxed to the participant as ordinary income (a participant could elect to be taxed at the time of award based upon the then current award value) and the Company records such amount as an expense. Dividends received during the restricted period are taxed to the participant as ordinary income. Stock appreciation after the restrictions lapse is taxed as capital gain upon the participant's sale of the shares of Common Stock.

     The following table sets forth the benefits and amounts to be received or allocated to all non-employee directors as a group under the Director Stock Plan if such plan had been in effect for the year ended December 31, 1997.

                               NEW PLAN BENEFITS

                                                                 DIRECTOR STOCK PLAN
                                                              -------------------------
                                                               DOLLAR         NUMBER
                                                               VALUE        OF UNITS(1)
                                                              --------      -----------
Robert J. Strudler
  Chairman and Co-Chief Executive Officer...............        (2)             (2)
Isaac Heimbinder
  President, Co-Chief Executive Officer and Chief
  Operating Officer.....................................        (2)             (2)
Chester P. Sadowski
  Vice President -- Controller and Chief Accounting
  Officer...............................................        (2)             (2)
Richard G. Slaughter
  Vice President -- Planning and Secretary..............        (2)             (2)
Craig M. Johnson
  Senior Vice President -- Community Development........        (2)             (2)
All Executive Officers as a Group.......................        (2)             (2)
Non-Employee Directors..................................      $218,044         8,856
Non-Executive Employees.................................        (2)             (2)

---------------

(1) The number of shares of Common Stock of the Company to be awarded under the Director Stock Plan was determined by dividing the annual cash retainer for 1997 of $26,000 by $24.625, the closing price of the Common Stock on the NYSE for April 23, 1997.

(2) Executive officers and other employees do not participate in the Director Stock Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE NON-EMPLOYEE DIRECTOR STOCK PLAN, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy and entitled to vote at the Meeting is required for approval of Proposal 3.

                AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
                          EMPLOYEE STOCK PAYMENT PLAN
                                  (PROPOSAL 4)

     The Company's Amended and Restated Employee Stock Payment Plan, approved by the Stockholders in 1994, provides that up to 25% of an employee's annual incentive compensation earned may be payable in shares of Common Stock. Of such shares, up to 50% may vest not later than two years after the end of the incentive year applicable to the award of Common Stock, and issuance of any such Common Stock is conditioned on the employee remaining in the employ of the Company, except in the case of retirement after age 65 or death. An employee eligible to receive Common Stock under the Amended and Restated Employee Stock Payment Plan will have no rights as a Stockholder with respect to such Common Stock until such employee has become the holder of record of such Common Stock upon vesting. The number of shares of Common Stock issued to employees is calculated by dividing (x) the portion of their incentive compensation to be paid in Common Stock by (y) the greater of (i) unless otherwise determined by the Plan administrator, the closing price of the Common Stock on the NYSE on the last trading day of the most recent fiscal year, and (ii) 95% of the average of the daily last sale price of the Common Stock on the NYSE for the 20 consecutive trading days immediately prior to the date of the grant (the "20-day Average").

     On February 11, 1998, the Board amended the Amended and Restated Employee Stock Payment Plan, subject to Stockholder approval, to (i) extend the termination date of the Amended and Restated Employee Stock Payment Plan from December 31, 1998 to December 31, 2008; and (ii) remove the 20-day Average provision in determining the shares to be issued. The 20-day Average provision was originally included exclusively in view of a provision in the Class B Warrants, which will expire on June 21, 1998, prior to any further grants. Of the 250,000 shares of Common Stock reserved for issuance under the Amended and Restated Employee Stock Payment Plan, there remain, as of the Record Date, 186,095 shares that have not been issued in accordance with the Amended and Restated Employee Stock Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED EMPLOYEE STOCK PAYMENT PLAN, AS SET FORTH ABOVE, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy and entitled to vote at the Meeting is required for approval of Proposal 4.

                       RATIFICATION OF THE APPOINTMENT OF
                        ARTHUR ANDERSEN LLP AS AUDITORS
                                  (PROPOSAL 5)

     The Board, upon recommendation of the Audit Committee, has appointed, subject to ratification by Stockholders, the firm of Arthur Andersen LLP, independent public accountants, to examine the financial statements of the Company for 1998. Arthur Andersen LLP has been employed by the Company as its independent auditors for more than 25 years. Stockholders are asked to ratify the action of the Board in making such appointment.

     Representatives of Arthur Andersen LLP will attend the Meeting and may make a statement if they so desire. They also will be available to respond to appropriate questions.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The affirmative vote of the holders of a majority of the shares of Common Stock cast thereon is required for the ratification of the appointment of auditors.

                                 OTHER BUSINESS

     Management of the Company knows of no business to be brought before the Meeting other than the election of Directors, the adoption of the 1998 Non-Employee Directors' Stock Option Plan, the adoption of the Non-Employee Director Stock Plan, the amendment of the Amended and Restated Employee Stock Payment Plan and ratification of the appointment of auditors as set forth in the Notice of Annual Meeting. If any other proposals come before the Meeting, it is intended that the shares of Common Stock represented by Proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the Proxies.

                             STOCKHOLDER PROPOSALS

     Proposals by Stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company on or before November 16, 1998 and otherwise be in accordance with the By-Laws in order to be included in the Proxy Statement and Proxy for that meeting. The mailing address of the Company for submission of any such proposal is given on the first page of this Proxy Statement.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON.

                                            On Behalf of the Board of Directors

                                            RICHARD G. SLAUGHTER
                                            Secretary

Houston, Texas
March 16, 1998

                                                                       EXHIBIT A
                             U.S. HOME CORPORATION

                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1. PURPOSES.

     The purposes of the U.S. Home Corporation 1998 Non-Employee Directors' Stock Option Plan (the "Plan") are to attract and retain qualified and competent persons for service as members of the board of directors (the "Board") of U.S. Home Corporation (the "Company") by providing a means whereby such persons acquire an equity interest in the Company and to secure for the Company and its stockholders the benefit of the incentives inherent in such equity ownership by persons whose advice and counsel are important to the Company's future growth and continued success. The Plan is intended to supplement and provide continuity to the Amended and Restated Non-Employee Stock Option Plan (the "1993 Plan").

2. ADMINISTRATION.

     (a) The Board shall (i) administer the Plan, (ii) establish, subject to the provisions of the Plan, such rules and regulations as it may deem appropriate for the proper administration of the Plan and (iii) make such determinations under, and such interpretations of, and take such steps in connection with, the Plan or the options issued thereunder as it may deem necessary or advisable.

     (b) The Board may from time to time appoint a Committee (the "Committee"), which shall initially be the Nominating and Conflict of Interest Committee of the Board, which shall be comprised of at least three members of the Board, all of whom are to be non-employee directors (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and may delegate to the Committee full power and authority to take any and all action required or permitted to be taken by the Board under the Plan, whether or not the power and the authority of the Committee is hereinafter fully set forth. The Board or the Committee, as applicable, shall hereinafter be referred to as the "Administrator."

3. STOCK.

     The stock (the "Stock") to be made the subject of an option under the Plan shall be the shares of common stock of the Company, $.01 par value per share, whether authorized and unissued or treasury stock. The total amount of Stock for which options may be granted under the Plan shall not exceed, in the aggregate, 100,000 shares, subject to adjustment in accordance with the provisions of
Section 12 hereof. Any shares of Stock which were the subject of unexercised portions of any terminated or expired options may again be subject to the grant of options under the Plan during the remaining term of the Plan.

4. AWARD OF OPTIONS.

     (a) Options shall be granted only to non-employee directors of the Board. No individual who is, at the time of grant, an employee of the Company shall be eligible to receive options under the Plan.

     (b) All options granted under the Plan shall be non-qualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC").

     (c) Any and all options granted under this Plan shall be granted not later than 10 years from February 11, 1998, the date the Plan was adopted by the Board.

     (d) All options granted under the Plan shall be evidenced by a written agreement substantially in the form of Exhibit A annexed hereto (each an "Option Agreement").

     (e) Options shall be granted under the Plan only when awards are no longer available under the 1993 Plan.

5. NUMBER OF SHARES TO BE GRANTED.

     Each person who becomes a non-employee director of the Company after the adoption of the Plan by the Board shall be granted an option for 5,000 shares of Stock at the time such person first becomes a non-employee director of the Company (a "New Director Stock Option Grant"). On the date of each annual meeting or special meeting in lieu of annual meeting of the stockholders of the Company, each person who continues to serve as a non-employee director of the Company immediately after such meeting shall be granted an option for 1,000 additional shares of Stock (an "Annual Stock Option Grant"); provided, that he or she has served as a non-employee director for at least six months prior to such meeting. The options shall be deemed automatically granted at the times, in the amounts and at the option prices set forth herein without any further action on the part of the Administrator, and the proper officers of the Company are authorized, empowered and directed to execute and deliver an Option Agreement to reflect each such grant at the times, in the amounts and at the option prices determined in accordance with the Plan.

6. PRICE.

     (a) In the case of a New Director Stock Option Grant, the exercise price of such option shall be the average closing price of the Stock on the New York Stock Exchange ("NYSE") for the 10 consecutive trading days prior to the date of the New Director Stock Option Grant. Notwithstanding the foregoing, so long as the Company's Class B Warrants are outstanding, the exercise price of such option will in no event be less than 95% of the average closing price of the Stock on the NYSE for the 20 consecutive trading days immediately prior to the date of the New Director Stock Option Grant.

     (b) In the case of an Annual Stock Option Grant, the exercise price of such option shall be the average closing price of the Stock on the NYSE for the 10 consecutive trading days prior to the date of the Annual Stock Option Grant. Notwithstanding the foregoing, so long as the Company's Class B Warrants are outstanding, the exercise price of such option will in no event be less than 95% of the average closing price of the Stock on the NYSE for the 20 consecutive trading days immediately prior to the date of the Annual Stock Option Grant.

     (c) The closing price of the Stock, as of any particular day, shall be as reported in The Wall Street Journal; provided, however, that if the Stock is not listed on the NYSE on the dates the option exercise price is to be determined, the option exercise price shall be not less than the fair market value of the shares of Stock covered by the option at the time that the option is granted, as determined by the Administrator based on such empirical evidence as it deems to be necessary under the circumstances.

7. TERM.

     Subject to Sections 9, 10 and 21 hereof, an option may be exercised by the holder thereof (a "Holder") in whole at any time or in part from time to time commencing with the date of grant, but no option may be exercised in any amount later than 10 years from the date such option was granted.

8. TRANSFERABILITY.

     No option may be transferable by a Holder other than by will or the laws of descent and distribution. During the lifetime of a Holder, the option may be exercisable only by such Holder. A Holder who acquires Stock hereunder may only transfer such Stock in compliance with applicable federal and state securities laws.

9. TERMINATION OF DIRECTORSHIP.

     If, on or after the date an option is granted under the Plan, a Holder (i) resigns as a director of the Company or (ii) is removed as a director of the Company by the stockholders of the Company, with or without cause, the Holder shall have the right, not later than the earlier of (A) three months after such resignation or removal or (B) the termination date of the option as set forth in the Option Agreement, to exercise such option, to the extent the right to exercise such option shall have accrued at the date of such resignation or removal, except to the extent that such option theretofore shall have been exercised.

10. RETIREMENT, DEATH OR DISABILITY.

     If a Holder retires at the age of 65 or above, dies, or becomes disabled (within the meaning of Section 22(e)(3) of the IRC) while a director of the Company, the Holder, the personal representative of the Holder or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, or the disabled Holder, shall have the right, not later than the earlier of (i) three years from the date of the Holder's retirement, death or disability or (ii) the termination date of the option as set forth in the Option Agreement, to exercise such option to the extent the right to exercise such option shall have accrued at the date of such retirement, death or disability, except to the extent such option theretofore shall have been exercised.

11. PAYMENT FOR STOCK.

     (a) The purchase price of Stock issued upon exercise of options granted hereunder shall be paid in full on the date of purchase. Payment shall be made either in cash or such other consideration as the Administrator deems appropriate, including, without limitation, Stock already owned by the Holder or Stock to be acquired by the Holder upon exercise of the option having a total fair market value, as determined by the Administrator, equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price.

     (b) Stock shall not be issued upon the exercise of options unless and until the aggregate amount of federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the exercise of such options have been paid or satisfied or provision for their payment and satisfaction has been made upon such terms as the Administrator may prescribe, including, without limitation, payment of any such taxes by exchanging shares of Stock previously owned by the Holder or acquired upon the exercise of an option.

12. STOCK ADJUSTMENTS.

     (a) The total amount of Stock for which options shall be granted under the Plan and option terms (both as to the number of shares of Stock and the price of the option) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from payment of a stock dividend on the Stock, a subdivision or combination of the Stock, or a reclassification of the Stock, and (in accordance with the provisions contained in the following paragraph) in the event of a consolidation or a merger in which the Company will be the surviving corporation.

     (b) After any merger of one or more corporations into the Company in which the Company shall be the surviving corporation, or after any consolidation of the Company and one or more other corporations, each Holder shall, at no additional cost, be entitled, upon any exercise of his option, to receive, in lieu of the number of shares of Stock as to which such option shall then be so exercised, the number and class of shares of stock or other securities to which such Holder would have been entitled pursuant to the terms of the applicable agreement of merger or consolidation if at the time of such merger or consolidation such Holder had been a Holder of record of a number of shares of Stock equal to the number of shares for which such option may then be so exercised. Comparable rights shall accrue to each Holder in the event of successive mergers or consolidations of the character described above.

     (c) In the event of any sale of all or substantially of the assets of the Company, or any merger of the Company into another corporation, or any dissolution or liquidation of the Company or, in the discretion of the Board, any consolidation or other reorganization in which it is impossible or impracticable to continue in effect any options, all options granted under the Plan and not previously exercised shall terminate unless exercised at least one business day before the scheduled closing of such event; provided, that any such exercise or termination shall be conditioned on the closing of such transaction; and provided further, that the Board may, in its discretion, require instead that all options granted under the Plan and not previously exercised shall be assumed by such other corporation on the basis provided in the preceding paragraph to the extent possible or practical.

     (d) The adjustments described in this Section 12 and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

13. RIGHTS AS A STOCKHOLDER.

     A Holder or a transferee of an option shall have no rights as a stockholder with respect to any share of Stock covered by such Holder's option until such Holder has become the holder of record of such share of Stock, and, except for stock dividends as provided in Section 12 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which he or she shall become the holder of record thereof.

14. AMENDMENT AND TERMINATION.

     The Board may at any time terminate, amend or modify the Plan in any respect it deems suitable without the approval of the stockholders of the Company; provided however, that no such action of the Board, without the approval of the stockholders of the Company, may (i) increase the total amount of Stock on which options may be granted under the Plan, (ii) change the manner of determining the option price, (iii) change the class of individuals eligible to receive options, (iv) change the number of options which may be granted to each director or (v) change the times when such options are granted; provided, further, that no amendment, modification or termination of the Plan may in any manner affect any option theretofore granted under the Plan without the consent of the then Holder. Notwithstanding the foregoing, the Plan may not be amended more than once in any six-month period except to comply with changes in the IRC, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any rules or regulations promulgated under either the IRC or ERISA.

15. INVESTMENT PURPOSE.

     At the time of exercise of any option, the Company may, if it shall deem it necessary or desirable for any reason, require the Holder to (i) in the absence of an effective registration statement under the Securities Act of 1933, as amended, represent in writing to the Company that it is such Holder's then intention to acquire the Stock for investment and not with a view to the distribution thereof or (ii) postpone the date of exercise until such time as the Company has available for delivery to the Holder a prospectus meeting the requirements of all applicable securities laws.

16. RIGHT TO REMOVE DIRECTOR.

     Nothing contained herein or in any Option Agreement shall restrict the right of the stockholders of the Company to remove any Holder as director at any time, with or without cause, or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a director for any period of time, or at any particular rate of compensation.

17. FINALITY OF DETERMINATIONS.

     Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Administrator shall be final and be binding and conclusive for all purposes.

18. INDEMNIFICATION OF DIRECTORS.

     Each director of the Company, solely in his or her capacity as a director, shall be indemnified by the Company against all costs and expenses reasonably incurred by such director in connection with any action, suit or proceeding to which he or she or any of the other directors may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all amounts paid in settlement thereof (provided such settlement shall be approved by independent legal counsel) or paid in satisfaction of a judgment in any such action, suit or proceeding, to the extent permitted by

Delaware law. Upon the institution of any such action, suit or proceeding, a director of the Company shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such director undertakes to handle it on his or her own behalf.

19. FEDERAL INCOME TAX CONSEQUENCES.

     Under the present provisions of the IRC, the federal income tax consequences of participating in the Plan may be summarized as follows: This summary is of general application only and its application to any individual will depend on that individual's circumstances. The summary does not address the effect of state and local income tax laws. The Plan is not subject to the provisions of Section 401 (a) of the IRC or ERISA.

     The recipient of an option shall not recognize income upon the grant of the option, but, upon exercise, generally shall recognize ordinary income in an amount equal to the difference between the fair market value of the Stock acquired on the exercise date and the option price. The Company generally shall be entitled to a tax deduction at the same time and in the same amount as the income recognized.

     If an option is exercised within six months of the date of grant and the Holder is restricted from selling the Stock acquired upon exercise because of the restrictions of Section 16(b) of the Exchange Act, unless the Holder elects under Section 83(b) of the IRC to be taxed immediately, he or she shall recognize ordinary income (and the Company shall be entitled to a deduction) at the end of the restricted period imposed by Section 16(b) in an amount equal to the difference between the fair market value of the Stock at that time and the option price.

     If the Holder pays the option price entirely in cash for tax purposes, his or her basis in the shares of Stock received shall be equal to their fair market value on the exercise date (or the date on which the Section 16(b) period expires, if applicable), and the holding period for tax purposes shall begin on the day following the exercise date.

20. GOVERNING LAW.

     The Plan shall be governed by the laws of the State of Delaware.

21. EFFECTIVE DATE.

     The Plan shall become effective upon the date of its adoption by the Board. However, if the Plan is not approved by the stockholders, the Plan shall be null and void.

22. OVERRIDE.

     With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

                                                                       EXHIBIT A
                             (TO 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN)

                             U.S. HOME CORPORATION
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

     OPTION AGREEMENT, dated as of             , 199 between U.S. HOME
CORPORATION, a Delaware corporation (the "Company"), and                (the
"Holder").

1. PURPOSE.

     The purpose of this Stock Option Agreement (this "Agreement") is to set forth the terms and conditions of the stock option granted to the Holder under the 1998 Non-Employee Directors' Stock Option Plan (the "Plan"). The terms and conditions (including defined terms) of the Plan are expressly incorporated herein and made a part hereof with the same force and effect as if fully set forth herein. The acceptance by the Holder of the Option (as hereinafter defined) granted hereby shall constitute acceptance of and agreement with all of the terms and conditions contained in this Agreement and the Plan.

2. GRANT OF OPTION.

     The Company hereby grants to the Holder an option (the "Option") to purchase all or any part of an aggregate of [5,000] [1,000] shares of the Company's common stock, $.01 par value per share (the "Stock"), at a price of
$          * per share (the "Exercise Price"), subject to adjustment as herein provided. Such Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC").

3. TERM.

     Subject to Sections 4, 5 and 13 hereof, the Option shall be exercisable in whole or in part at any time on or after the date hereof; provided, however, that the Option shall expire on the date 10 years from the date hereof. Any exercise shall be accompanied by a written notice to the Company in substantially the form attached hereto as Schedule 1.

4. TERMINATION OF DIRECTORSHIP.

     If, on or after the date the Option is granted, the Holder (i) resigns as a director of the Company or (ii) is removed as a director of the Company by the stockholders of the Company, with or without cause, the Holder shall have the right, not later than the earlier of (A) three months after such resignation or removal or (B) the termination date of the Option set forth herein, to exercise the Option, to the extent the right to exercise the Option shall have accrued at the date of such resignation or removal, except to the extent that the Option theretofore shall have been exercised.

5. RETIREMENT, DEATH OR DISABILITY.

     If the Holder retires at the age of 65 or above, dies, or becomes disabled (within the meaning of Section 22(e)(3) of the IRC) while a director of the Company, the Holder, the personal representative of the Holder or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, or the disabled Holder, will have the right, not later than the earlier of (i) three years from the date of the Holder's retirement, death or disability or (ii) the termination date of the Option set forth

---------------

* To be determined pursuant to Section 6 of the Plan.

herein, to exercise the Option to the extent the right to exercise the Option shall have accrued at the date of such retirement, death or disability, except to the extent the Option theretofore shall have been exercised.

6. TRANSFERABILITY.

     The Option shall not be transferable by the Holder other than by will or the laws of descent and distribution. During the lifetime of the Holder, the Option shall be exercisable only by such Holder. If the Holder acquires Stock hereunder, the Holder shall only transfer such Stock in compliance with applicable federal and state securities laws.

7. PAYMENT OF EXERCISE PRICE.

     Payment for shares of Stock issued upon exercise of the Option shall be paid in full on the date of purchase. Payment shall be made either in cash or in such other consideration as the Administrator (as defined in the Plan) seems appropriate. Notwithstanding the foregoing, shares of Stock shall not be issued upon exercise of the Option unless and until the aggregate amount of Federal, state and local taxes of any kind required to be withheld, if any, with respect to such exercise have been paid or satisfied or provision for their payment and satisfaction has been made upon such terms as the Administrator may prescribe.

8. ADJUSTMENT TO OPTION.

     The number of shares of Stock subject to the Option and the Exercise Price shall be adjusted, as necessary, in accordance with the provisions of Section 12 of the Plan.

9. NO RIGHTS AS STOCKHOLDER.

     The Holder shall have no rights as a stockholder with respect to any Stock covered by the Option until such person has become the holder of record of such Stock, and, except for stock dividends as provided in Section 12 of the Plan, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such Stock for which the record date is prior to the date on which he or she shall become the holder of record thereof.

10. RIGHT TO REMOVE DIRECTOR.

     Nothing contained herein or in any Option Agreement shall restrict the right of the stockholders of the Company to remove any Holder as director at any time, with or without cause, or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a director for any period of time, or at any particular rate of compensation.

11. REPRESENTATIONS.

     At the time of any exercise of the Option, the Company may, if it shall deem it necessary or desirable for any reason, require the Holder to (i) in the absence of an effective registration statement under the Securities Act of 1933, as amended, represent in writing to the Company that it is his then intention to acquire the Stock for investment and not with a view to the distribution thereof or (ii) postpone the date of exercise until such time as the Company has available for delivery to the Holder a prospectus meeting the requirements of all applicable federal or state securities laws.

12. GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                            U.S. HOME CORPORATION

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            Holder

                                            ------------------------------------
                                                         Signature

                                            Name:
                                            ------------------------------------

                                            Address:
                                            ------------------------------------

                                                --------------------------------

                                                                      SCHEDULE 1

U.S. Home Corporation
1800 West Loop South
Houston, Texas 77252
Attention: Secretary

               Re: Notice of Exercise of Stock Option

Dear Sir:

     I am the holder of the below-described option to acquire shares of common stock, $.01 par value per share (the "Common Stock"), of U.S. Home Corporation (the "Company") granted under the U.S. Home Corporation 1998 Non-Employee Directors' Stock Option Plan:

                   NUMBER OF SHARES    EXERCISE PRICE
  DATE OF OPTION   SUBJECT TO OPTION     PER SHARE
  --------------   -----------------   --------------


     I hereby exercise my option to purchase             shares of Common Stock
and tender the purchase price therefor, reserving my right to purchase any remaining shares of Common Stock subject to the option in accordance with its terms.

                                            Dated:

                                            Very truly yours,

                                            ------------------------------------
                                            Signature

                                            Name:
                                            ------------------------------------

                                            Address:
                                            ------------------------------------

                                                --------------------------------

                                                                       EXHIBIT B

                             U.S. HOME CORPORATION

                        NON-EMPLOYEE DIRECTOR STOCK PLAN

     1. NAME OF PLAN. This plan shall be known as the "U.S. Home Corporation Non-Employee Director Stock Plan" and is hereinafter referred to as the "Plan."

     2. PURPOSES OF PLAN. The purposes of the Plan are to enable U.S. Home Corporation, a Delaware corporation (the "Company"), to attract and retain qualified persons to serve as Directors of the Company ("Directors"), to enhance the equity interest of Directors in the Company, to solidify the common interests of its Directors and stockholders, and to encourage the highest level of Director performance by providing such Directors with a proprietary interest in the Company's performance and progress, by awarding them annually shares of the Company's common stock, par value $0.01 per share (the "Stock").

     3. EFFECTIVE DATE AND TERM. The Plan shall be effective as of April 23, 1997, provided that it is approved by the Company's stockholders at the annual meeting thereof (each such meeting, an "Annual Meeting") in 1998. The Plan shall remain in effect until terminated by action of the Board of Directors of the Company (the "Board"), or until no shares of Stock remain available under the Plan, if earlier.

     4. ELIGIBLE PARTICIPANTS. Each Director shall be a participant ("Participant") in the Plan during such period as such individual remains a Director and is not an employee of the Company or any of its subsidiaries.

     5. RECEIPT OF STOCK. (a) Upon stockholder approval of the Plan at the Annual Meeting held in 1998, Participants (i) who were elected as Directors at the 1997 Annual Meeting will be issued a number of shares (rounded to the nearer whole share) of Stock equal to $26,000, divided by the closing price of the Stock on the New York Stock Exchange on the date of the 1997 Annual Meeting, and
(ii) who are elected as Directors at the 1998 Annual Meeting will be issued a number of shares (rounded to the nearer whole share) of Stock equal to $26,000, divided by the closing price of the Stock on the New York Stock Exchange on the date of the 1998 Annual Meeting.

     (b) On the date of election as a Director at each subsequent Annual Meeting (or special meeting in lieu of an Annual Meeting), each Participant shall receive as compensation for services as a Director for the succeeding year the number of shares (rounded to the nearer whole share) of Stock equal to the annual cash retainer payable to each Director for such year, divided by the closing price of the Stock on the New York Stock Exchange on the date of such election; provided, that so long as the Company's Class B Warrants are outstanding, the closing price for the foregoing calculation shall not be less than 95% of the Current Market Price (as defined in the Warrant Agreement relating to such Class B Warrants). If the Stock is not traded on such Exchange at the time of issuance, the Committee (as defined in Section 11) shall determine the value of the Stock in good faith.

     (c) Participants elected or appointed other than at an Annual Meeting (or special meeting in lieu of an Annual Meeting) will be issued a pro rata number of shares of Stock based upon the number of months to be served in the year between Annual Meetings. After approval of the Plan by the Company's stockholders, Participants who voluntarily resign or become employed by the Company prior to the April 15th in the year immediately following the issuance of such shares will forfeit such shares. Participants ceasing to be a Director for any other reason, including the death or disability of such Participant, will forfeit a pro rata number of shares of Stock based upon the number of months served in the year between Annual Meetings. If the Annual Meeting (or special meeting in lieu of an Annual Meeting) at which the shares are issued is held earlier than April 15th, then the Director must serve until April 15th of the following year.

     (d) Other than shares issued pursuant to Section 5(a)(i), Participants may not transfer, sell, pledge, assign, encumber or otherwise dispose of shares issued pursuant to this Plan until the April 15th which immediately follows the issuance of such shares, or the date on which Participants cease to be Directors, if earlier; provided, that, if the Annual Meeting (or special meeting in lieu of an Annual Meeting) is held earlier than April 15th, then shares issued at such meeting pursuant to this Plan will be so restricted until April 15th of the following year; and provided further, that a Participant may transfer shares to his or her spouse or issue or any trust for the benefit of such Participant, his or her spouse or issue, so long as such transferee shall take and hold such shares subject to all obligations and restrictions of this Plan, including, but not limited to, the forfeiture provisions of paragraph (c) above and the absolute transfer restriction set forth in the preceding provisions of this paragraph.

     6. DELIVERY OF STOCK. The shares of Stock shall be delivered as soon as practicable after the date of such Participant's election or appointment.

     7. STOCK CERTIFICATES; VOTING AND OTHER RIGHTS. The certificates for shares delivered to a Director pursuant to Section 6 shall be issued in the name of the Director, and the Director shall be entitled to all rights of a stockholder with respect to Stock for all such shares issued in his or her name, including the right to vote the shares, and the Director shall receive all dividends and other distributions paid or made with respect thereto. The certificates representing the shares issued hereunder shall bear a legend indicating that such shares are subject to forfeiture and restrictions on transfer pursuant to Section 5, and the Company's transfer agent shall be given stop transfer instructions to the same effect.

     8. GENERAL RESTRICTIONS. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

          (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, or such other securities exchange as may at the time be the primary market for the Stock;

          (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (iii) Obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

     9. STOCK AVAILABLE. Subject to Section 10, the maximum number of shares of Stock which may be issued pursuant to the Plan is 100,000. Shares of Stock issuable under the Plan may be taken from authorized but unissued or treasury shares of the Company or purchased in the open market.

     10. CHANGE IN CAPITAL STRUCTURE; CHANGE OF CONTROL. In the event that there is any change in the Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, reclassification, recapitalization, merger, consolidation, change of control, spin-off or other change in capitalization of the Company, appropriate adjustment shall be made in the restrictions on transfer, legend requirements, number and kind of shares or other property subject to the Plan, and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons.

     11. ADMINISTRATION; AMENDMENT. (a) The Plan shall be administered by the Nominating and Conflict of Interest Committee of the Board (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. Any such action or determination shall be final and binding.

     (b) The Board may at any time terminate, amend or modify the Plan in any respect it deems suitable without the approval of the stockholders of the Company, except to the extent that such stockholder approval is required under applicable law or the Board determines that such approval is necessary or desirable; provided, that the Board shall not amend or modify the Plan without stockholder approval to (i) increase the maximum number of shares that may be issued pursuant to the Plan or (ii) change the provisions of Section 5 hereof with respect to the pricing of the Stock in order to make it more favorable to Participants.

     12. MISCELLANEOUS. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for election by the Company's stockholders or to limit any right to remove any Director.

     (b) The Company shall have the right to require, prior to the issuance or delivery of any shares of Stock pursuant to the Plan, that a Director make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including, without limitation, by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Director, or by a cash payment to the Company by the Director.

     13. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

     14. OVERRIDE. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 thereunder or any successor provision. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                             U.S. HOME CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             The undersigned hereby appoints ROBERT J. STRUDLER and ISAAC
P HEIMBINDER, and each of them, with full power of substitution, as proxies of the undersigned to vote all of the shares of common stock of
R U.S. Home Corporation the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the
O Annual Meeting of Stockholders of U.S. Home Corporation, a Delaware corporation, to be held at the Omni Hotel, Four Riverway, Houston,
X Texas, at 10:00 a.m., local time, on Wednesday, April 22, 1998, and at any adjournment thereof, on the matters described on the reverse hereof
Y and, in their discretion, on such other matters as may properly come before the meeting.

             UNLESS AUTHORITY TO DO SO IN WITHHELD BY APPROPRIATE DESIGNATION, THIS PROXY SHALL BE DEEMED TO HAVE GRANTED AUTHORITY TO VOTE FOR THE ELECTION OF ALL DIRECTORS AS SET FORTH IN THE PROXY STATEMENT, AND WILL BE SO VOTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 2, 3, 4 AND 5.

             Please sign, date and return this Proxy promptly. No postage is required if returned in the enclosed envelope and mailed in the United States.

                                                                    -----------
                                                                    SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
                                                                    -----------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1. ELECTION OF DIRECTORS

Nominees: Glen Adams; Steven L. Gerard; Kenneth J. Hanau, Jr.; Isaac Heimbinder;
          Malcolm T. Hopkins; Charles A. McKee; George A. Poole, Jr.; Herve Ripault; James W. Sight; Robert J. Strudler

                            FOR                WITHHELD
                            [ ]                  [ ]

For, except vote withheld from the following nominee(s):

_______________________________________________________

                                                       FOR    AGAINST    ABSTAIN
2. Approval of the 1998 Non-Employee Directors'
   Stock Option Plan.                                  [ ]      [ ]        [ ]

3. Approval of the Non-Employee Director
   Stock Plan.                                         [ ]      [ ]        [ ]

4. Approval of an Amendment to the Amended
   and Restated Employee Stock Payment Plan            [ ]      [ ]        [ ]

5. Ratification of Arthur Andersen LLP
   as auditors.                                        [ ]      [ ]        [ ]


Please sign exactly as name appears on this Proxy. If shares are registered in more than one name, all such persons should sign this Proxy. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. if a partnership, please sign in partnership name by authorized person.


Signature: _________________________________________ Date _____________________

Signature: _________________________________________ Date _____________________



MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [ ]